Rule 424(b)(3)
Registration Statement No. 333-120649
Pricing Supplement No. 06
Dated June 14, 2006
(To Prospectus dated May 18, 2006 and
 Prospectus Supplement dated May 18, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$4,495,000,000
Medium-Term Notes, Series Q
Principal Amount:					$300,000,000.00
Issue Price:					$300,000,000.00
Net Proceeds to the Company:			$299,250,000.00
Agents Discount or Commission:		0.25%
Agent:						JPMORGAN SECURITIES
CUSIP:						45974VA32
Settlement Date:					06/19/06
Stated Maturity (date):				07/11/11
INTEREST RATE BASIS OR BASES:			3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:				1/1, 4/1, 7/1, 10/1
INTEREST RATE RESET PERIOD:			3 Month
INTEREST RATE RESET DATES:			2 bus. days prior
INDEX MATURITY:					3 Months
SPREAD:						33 bp
SPREAD MULTIPLIER:				N/A
MAXIMUM INTEREST RATE:				N/A
MINIMUM INTEREST RATE:				N/A
OVERDUE RATE:					N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:	N/A
OPTIONAL REPAYMENT DATE:			N/A
FIXED RATE COMMENCEMENT DATE:			N/A
FIXED INTEREST RATE:				N/A
REPURCHASE PRICE:					N/A
OPTIONAL RESET DATES:				N/A
EXTENSION PERIODS:				N/A
FINAL MATURITY:					07/01/11
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: